                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of The Shaw Group Inc. of our report dated February 14, 2000 (except as to Note I for which the date is April 14, 2000 and Note S for which the date is May 8, 2000) relating to the financial statements of Stone & Webster, Incorporated, which appears in the Form 8-K/A of The Shaw Group Inc., filed on September 13, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                       /s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts
June 12, 2001